EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-129733 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 333-103888 on Form S-8, Post-Effective Amendment No. 3 to Registration Statement No. 333-06378 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 333-152662 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 333-129640 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-157729 on Form S-8 and Post-Effective Amendment No. 2 to Registration Statement No. 333-145041 on Form S-8, and Post-Effective Amendment No. 3 to Registration Statement No. 333-108149 on Form S-8 of our reports dated April 30, 2012, relating to the consolidated financial statements of WPP plc and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of WPP plc for the year ended December 31, 2011.

/s/ Deloitte LLP

London, United Kingdom

January 3, 2013